                                                                       EXHIBIT 4



                       BIOJECT MEDICAL TECHNOLOGIES, INC.

                                       AND

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                RIGHTS AGREEMENT

                            DATED AS OF JULY 1, 2002


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                                TABLE OF CONTENTS

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                                                                                      PAGE
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
1.  Certain Definitions.................................................................1

2.  Appointment of Rights Agent.........................................................6

3.  Issue of Rights Certificates........................................................6

4.  Form of Rights Certificates.........................................................7

5.  Countersignature and Registration...................................................8

6.  Transfer, Split-Up, Combination and Exchange of Rights Certificates;
    Mutilated, Destroyed, Lost or Stolen Rights Certificates............................9

7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.......................9

8.  Cancellation and Destruction of Rights Certificates................................11

9.  Reservation and Availability of Capital Stock......................................11

10. Preferred Stock Record Date........................................................13

11. Adjustment of Purchase Price, Number of Shares or Number of Rights.................13

12. Certificate of Adjusted Purchase Price or Number of Shares.........................21

13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power...............21

14. Fractional Rights and Fractional Shares............................................24

15. Rights of Action...................................................................25

16. Agreement of Rights Holders........................................................25

17. Rights Certificate Holder Not Deemed a Shareholder.................................26

18. Concerning the Rights Agent........................................................26

19. Merger or Consolidation or Change of Name of Rights Agent..........................27

20. Duties of Rights Agent.............................................................27

21. Change of Rights Agent.............................................................30

22. Issuance of New Rights Certificates................................................30

23. Redemption.........................................................................31

24. Exchange...........................................................................32

25. Notices............................................................................34

26. Supplements and Amendments.........................................................35

27. Successors.........................................................................35

28. Benefits of this Agreement.........................................................36

29. Severability.......................................................................36

30. Determinations and Actions by the Board of Directors, Etc..........................36



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
31. Governing Law......................................................................36

32. Counterparts.......................................................................37

33. Descriptive Headings...............................................................37

                                RIGHTS AGREEMENT

        RIGHTS AGREEMENT, dated as of July 1, 2002 (the "Agreement"), between BIOJECT MEDICAL TECHNOLOGIES, INC., an Oregon corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent").

                                   WITNESSETH

        WHEREAS, on June 13, 2002, the Board of Directors of the Company determined it desirable and in the best interests of the Company and its shareholders for the Company to adopt a Rights Agreement; and

        WHEREAS, on June 13, 2002 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of common stock, no par value, of the Company (the "Common Stock") outstanding at the close of business on July 19, 2002 (the "Record Date"), and authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(h) hereof) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as hereinafter defined) each Right initially representing the right to purchase one one-thousandth of a share of Series R Preferred Stock of the Company (the "Preferred Stock") having the rights, powers and preferences set forth in the form of amendment to the Amended and Restated Articles of Incorporation attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights").

        NOW THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereby agree as follows:

        1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

            a. "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall become the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding; provided, however, that an Acquiring Person shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person as the result of an acquisition of Common Stock by the Company which, by reducing the number of Common Stock outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of additional shares of Common Stock representing one percent (1%) or more of the Common Stock of the Company (other than pursuant to a dividend or distribution paid or made by the

Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an Acquiring Person unless upon becoming the Beneficial Owner of such additional Common Stock of the Company such Person does not beneficially own 15% or more of the Common Stock of the Company then outstanding. Notwithstanding the foregoing, (i) if the Company's Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the Common Stock that would otherwise cause such Person to be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), or (B) such Person was aware of the extent of the Common Stock it beneficially owned but had no actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person divested or divests as promptly as practicable a sufficient number of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement; and (ii) if, as of the date hereof, any Person is the Beneficial Owner of 15% or more of the Common Stock outstanding, such Person shall not be or become an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), unless and until such time as such Person shall become the Beneficial Owner of additional shares of Common Stock representing one percent (1%) or more of the Common Stock other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock, unless, upon becoming the Beneficial Owner of such additional Common Stock, such Person is not then the Beneficial Owner of 15% or more of the Common Stock then outstanding.

            b. "Act" shall mean the Securities Act of 1933, as amended.

            c. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as such term is hereinafter defined), as in effect on the date of this Agreement.

            d. "Agreement" shall mean this Rights Agreement.

            e. A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                i. which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of
        Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) and (C) does not constitute a trust, proxy, power of attorney or other device with the purpose or effect of allowing two or more persons, acting in concert, to avoid being deemed "Beneficial Owners" of such security or otherwise avoid the status of "Acquiring Person" under the terms of this Agreement or as part of a plan or scheme to avoid the reporting requirements under Schedule 13D or Sections 13(d) or 13(g) of the Exchange Act;

                ii. which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire voting or dispositive power over (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Persons' Affiliates or Associates until such tendered securities are accepted for purchase or exchange, and (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Stock Acquisition Date.

                iii. which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or, any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of any securities of the Company; provided, however, that nothing in this paragraph (iii) shall cause a person to be the "Beneficial Owner" of, or to "beneficially own," (A) any securities that may be issued on the exercise of Rights, (B) any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, (C) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (D) any, securities acquired by a person engaged in business as an underwriter of securities through such person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.

            f. "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Oregon or the State of New York are authorized or obligated by law or executive order to close.

            g. "Close of Business" on any given date shall mean 5:00 p.m., State of New York time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., State of New York time, on the next succeeding Business Day.

            h. "Common Stock" shall mean the Common Stock, without par value, of the Company. The term "common stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person together with all rights and benefits (however denominated or constituted) relating to such common stock (including, without limitation, any rights or warrants to acquire additional shares of such common stock or other securities or assets, or to participate in any trust for the benefit of holders of such shares, or to share in the benefits of any agreements or other arrangements for the benefit of such holders), whether or not such rights are yet exercisable, and together with any other securities which are represented by the certificates for such common stock or are transferred in connection with transfers of such common stock.

            i. "Common Stock Equivalents" shall have the meaning set forth in
Section 11(a)(iii).

            j. "Current Per Share Market Price" shall have the meaning set forth in Section 11(d).

            k. "Current Value" shall have the meaning set forth in Section 11(a)(iii).

            l. "Distribution Date" shall have the meaning set forth in Section 3(a).

            m. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            n. "Final Expiration Date" shall have the meaning set forth in
Section 7(a).

            o. "Person" shall mean any individual, firm, corporation, partnership or other entity and shall include any successor (by merger or otherwise) of such entity.

            p. "Preferred Stock" means Series R Participating Preferred Stock of the Company and, to the extent that there is not a sufficient number of Series R Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock of the Company designated for such purpose containing terms substantially similar to the terms of Series R Participating Preferred Stock.

            q. "Preferred Stock Equivalents" shall have the meaning set forth in
Section 11(b).

            r. "Principal Party" shall have the meaning set forth in Section 13(b).

            s. "Proposed Acquiror" shall mean any Person who has proposed or publicly announced an intention to propose a transaction that, if consummated, would cause a Stock Acquisition Date or any Section 13 Event to occur.

            t. "Purchase Price" shall mean the dollar amount payable upon exercise of one Right to acquire the number of one one-thousandths of a share of Preferred Stock or other securities or assets for which the Right is then exercisable and shall initially be the price set forth in Section 7(b).

            u. "Record Date" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

            v. "Redemption Date" shall have the meaning set forth in Section
7(a).

            w. "Redemption Price" shall have the meaning set forth in Section 23(a).

            x. "Rights" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

            y. "Rights Certificate" shall have the meaning set forth in Section 3(a).

            z. "Section 13 Event" shall mean any event described in Section
13(a).

            aa. "Spread" shall have the meaning set forth in Section 11(a)(iii).

            bb. "Section 11(h) Event" shall have the meaning set forth in
Section 11(i).

            cc. "Stock Acquisition Date" shall mean the first date of public announcement (including, without limitation, the date a report is filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person.

            dd. "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

            ee. "Substitution Period" shall have the meaning set forth in
Section 11(a)(iii).

            ff. "Trading Day" shall have the meaning set forth in Section 11(d).

        2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

        3. Issue of Rights Certificates.

            a. Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date is prior to the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earliest of (i) and (ii) being herein referred to as the "Distribution Date"), (w) the Rights will be evidenced by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates shall also be deemed to be certificates for Rights) and not by separate Rights Certificates, (x) the Rights and the right to receive Rights Certificates will be transferable only in connection with the transfer of the underlying Common Stock (including a transfer to the Company) and any transfer of Common Stock shall also constitute the transfer of the associated Rights represented by the same certificate, (y) in the event the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such acquired Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock that are no longer outstanding, and (z) in the event the Company issues any Common Stock after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the Company shall issue one Right for each such newly issued share of Common Stock (subject to adjustment as provided in Section 11(h)) which Right shall be evidenced by the certificate for the associated share of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form of Exhibit B hereto (a "Rights Certificate"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(h), at the time the Rights Certificates are distributed the Company shall make the necessary and appropriate rounding adjustments pursuant to Section 14 (A) so that Rights Certificates are distributed representing only whole numbers of Rights and cash is paid in lieu of fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

            b. As soon as practicable following the Record Date, the Company will make available a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit C (the "Summary of Rights"), to each record holder of shares of Common Stock who may so request from time to time prior to the Expiration Date.

            c. All Common Stock certificates which are issued, either upon an original issuance by the Company or upon a transfer by a holder, after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                This certificate also evidences and entitles the holder hereof to certain Rights set forth in a Rights Agreement between Bioject Medical Technologies, Inc. (the "Company") and the Rights Agent thereunder, dated as of July 1, 2002

        (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement), and Rights previously owned by such Persons, may become null and void.

        4. Form of Rights Certificates.

            a. The Rights Certificates (and the form of election to purchase and form of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall entitle the holders thereof to purchase for the Purchase Price such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein, but the amount and type of securities purchasable upon exercise and the Purchase Price shall be subject to adjustment as provided herein.

            b. Any Rights Certificate issued pursuant to Section 3 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) any other Person if such Rights formerly were beneficially owned by an Acquiring Person (or by an Associate or Affiliate of such Acquiring Person) at a time after the Acquiring Person became an Acquiring Person, or (iii) a transferee of Rights from an Acquiring Person (or from any Associate or Affiliate thereof) who became a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or its Affiliate or Associate) to holders of equity interests in such Acquiring Person (or its Affiliate or Associate) or to any Person with whom such Acquiring Person (or its Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6, 7(d) or 22 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

             The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined, in the Rights Agreement).

        Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement;

provided, however, that the Rights Agent shall not have any responsibility to ascertain the existence of facts that would require the imposition of such legend and shall be required to impose such legend only if instructed to do so by the Company or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

        5. Countersignature and Registration.

            a. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

            b. Following the Distribution Date and receipt by the Rights Agent of all relevant information, the Rights Agent will keep or cause to be kept, at its offices designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

        6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

            a. Subject to the provisions of sections 4(b), 7(e), 14 and 24, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one-thousandths of a share of Preferred Stock (or, following a Stock Acquisition Date, cash, securities or other assets, as the case may be) as the Rights Certificate or certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Rights certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e), 14 and 24, countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes or governmental charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

            b. Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

        7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

            a. At any time after the Distribution Date and at or prior to the earlier of (i) the Close of Business on July 1, 2012 or such later date as may be established by the Board of Directors prior to the expiration of the Rights (the "Final Expiration Date") or (ii) the time at which the Rights are redeemed as provided in Section 23 (the "Redemption Date"), subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 23(a) and exchange provisions in Section 24 hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Right that is exercised.

            b. The Purchase Price to be paid on exercise of each Right shall initially be $50.00 and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below. Each Right shall initially entitle the holder to acquire one one-thousandth of a share of Preferred Stock upon exercise of the Right. The Purchase Price and the number of shares of Preferred Stock or other securities or assets for which a Right is exercisable shall be subject to adjustment as provided in Sections 11 and 13.

            c. Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable tax or governmental charge as set forth below, the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased and the Company hereby authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) after receipt of the certificates for Preferred Stock cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)) shall be made in cash, by certified bank check or bank draft payable to the order of the Company or in shares of Common Stock (having a value determined pursuant to Section 11(a)). In the event that the Company is obligated to issue other securities (including, but not limited to, debt securities) of the Company, and/or distribute other property pursuant to Section 11, the Company covenants that it will make all arrangements necessary so that such other securities and/or property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

            d. In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and Section 14.

            e. Notwithstanding any other provision of this Agreement, from and after the occurrence of a Stock Acquisition Date, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person,
(ii) any other Person if such Rights formerly were beneficially owned by an Acquiring Person (or by an Associate or Affiliate of such Acquiring Person) at a time after such Acquiring Person became an Acquiring Person, or (iii) a transferee of Rights from an Acquiring Person (or from any Associate or Affiliate thereof) who became a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or its Affiliate or Associate) to holders of equity interests in such Acquiring Person (or its Affiliate or Associate) or to any Person with whom the Acquiring Person (or its Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors have determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this
Section 7(e), shall become null and void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The Company shall promptly notify the Rights Agent of the applicability of this Section 7(e), and the Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and of Section 4(b) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or any other Person as a result of their failure to make any determinations with respect to an Acquiring Person, or any of its Affiliates, Associates or transferees hereunder.

            f. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the surrendered Right Certificate and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

        8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

        9. Reservation and Availability of Capital Stock.

            a. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock (and, following the occurrence of a Stock Acquisition Date or a Section 13 Event, out of its authorized and unissued shares of Common Stock and/or other securities), the number of shares of Preferred Stock (and, following the occurrence of a Stock Acquisition Date or a Section 13 Event, Common Stock and/or other securities) that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that shares issuable pursuant to Section 11(a)(ii) shall be reserved only following the occurrence of an event described in that section.

            b. If any shares of Preferred Stock are listed on a national securities exchange, and so long as the shares of Preferred Stock (and, following the occurrence of a Stock Acquisition Date or a Section 13 Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on that exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on the exchange upon official notice of issuance upon exercise.

            c. The Company shall use its best efforts (i) to file, as soon as practicable following a Stock Acquisition Date and the determination by the Company in accordance with Section 11(a)(iii) of the consideration to be delivered by the Company upon exercise of the Rights, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend the exercisability of the Rights, for a period of time not to exceed 90 days after the date the Company first becomes obligated to use its best efforts to file a registration statement as set forth in clause (i) of the first sentence of this
Section 9(c), in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company will promptly notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(c) and will promptly provide the Rights Agent with a copy of such announcement. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective.

            d. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Stock Acquisition Date or Section 13 Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares of such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

            e. The Company further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer, split-up, combination or exchange of Rights Certificates, or any issuance or delivery of certificates for shares in a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, and shall not be required to issue or deliver any certificates for shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

        10. Preferred Stock Record Date. Each Person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

            a. (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 7(e) and Section 11(a), (1) the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Purchase Price thereafter shall equal the result obtained by dividing the Purchase Price in effect immediately prior to such time by a fraction (the "Adjustment Fraction"), the numerator of which shall be the total number of Preferred Stock (or shares of capital stock issued in such reclassification of the Preferred Stock) outstanding immediately following such time and the denominator of which shall be the total number of Preferred Stock outstanding immediately prior to such time, and (2) the number and kind of shares of capital stock issuable at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. The adjustments provided for in this Section 11(a)(i) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or reclassification is effected. If an event occurs which would require an adjustment under both this Section 11(a)(i) and
Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 11(a)(ii).

                (ii) In the event that a Stock Acquisition Date occurs, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e), shall thereafter have a right to receive, upon exercise thereof and payment of the Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by dividing the then current Purchase Price by 50 percent of the Current Per Share Market Price of the Common Stock (determined pursuant to
        Section 11(d)) on the Stock Acquisition Date (such number of shares being the "Adjustment Shares").

                (iii) In the event the number of shares of Common Stock which are authorized by the Company's restated articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this
        Section 11(a), the Company shall (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the then current Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the applicable Purchase Price, (3) shares of Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock that the Board of Directors of the Company has deemed to have the same value as shares of Common Stock ("Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or
        (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the Stock Acquisition Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Stock Acquisition Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended as so permitted, the "Substitution Period"). To the extent the Company determines that some action must be taken pursuant to the first or second sentences of this
        Section 11(a)(iii), the Company (x) shall provide that such action shall apply uniformly to all outstanding Rights other than those that are null and void as provided in Section 7(e), and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt notice by the Company of such announcements (as well as a written copy) to the Rights Agent). For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Per Share Market

        Price (as determined pursuant to Section 11(d) hereof) of the Common Stock on the date of the Stock Acquisition Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

            b. In case the Company shall at any time after the date of this Agreement fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("Preferred Stock Equivalents")) or securities convertible into Preferred Stock or Preferred Stock Equivalents at a price per share of Preferred Stock or Preferred Stock Equivalent (or having a conversion price per share, if a security convertible into Preferred Stock or Preferred Stock Equivalents) less than the then Current Per Share Market Price of the Preferred Stock (as defined in Section 11(d)) on such record date, the number of shares of Preferred Stock for which each Right shall be exercisable after such record date shall be determined by multiplying the number of shares of Preferred Stock for which each Right was exercisable immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Preferred Stock Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Preferred Stock Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and which shall be binding on the Rights Agent and the holders of the Rights. Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the number of shares of Preferred Stock for which each Right shall be exercisable shall be readjusted to be the number of shares of Preferred Stock for which each Right would then be exercisable if such record date had not been fixed; and to the extent such rights, options or warrants are issued but not exercised prior to their expiration, the number of shares for which each Right shall be exercisable shall be readjusted to be the number which would have resulted from the adjustment provided for in this Section 11(b) if only the rights or warrants that were exercised had been issued.

            c. (i) In case the Company shall at any time after the date of this Agreement fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Preferred Stock but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the number of shares of Preferred Stock for which each Right shall be exercisable after such record date shall be determined by multiplying the number of shares of Preferred Stock for which each Right was exercisable immediately prior to such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price of the Preferred Stock (as defined in Section 11(d)) on such record date, and the denominator of which shall be such Current Per Share Market Price of the Preferred Stock, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and which shall be binding on the Rights Agent and the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the number of shares of Preferred Stock for which each Right shall be exercisable shall be readjusted to be the number of shares of Preferred Stock for which each Right would then be exercisable if such record date had not been fixed.

                (ii) In case the Company shall at any time after the date of this Agreement fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(h)(ii)), the number of shares of Preferred Stock for which each Right shall be exercisable after such record date shall be determined by multiplying the number of shares of Preferred Stock for which each Right was exercisable immediately prior to such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price of the Common Stock (as defined in
        Section 11(d)) on such record date, and the denominator of which shall be such Current Per Share Market Price of the Common Stock, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and which shall be binding on the Rights Agent and the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the number of shares of Preferred Stock for which each Right shall be exercisable shall be readjusted to be the number of shares of Preferred Stock for which each Right would then be exercisable if such record date had not been fixed.

        d. (i) For the purposes of any computation hereunder, the "Current Per Share Market Price" of common stock (including Common Stock) on any date shall be deemed to be the average of the daily closing prices per share of the common stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior but not including to such date; provided, however, that in the event the Current Per Share Market Price of common stock is determined during a period following the announcement by the issuer of such common stock of (A) a dividend or distribution on such common stock payable in such common stock or securities convertible into such common stock, or (B) any subdivision, combination or reclassification of such common stock, and prior to the expiration of 30 Trading Days after but not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the

Current Per Share Market Price shall be appropriately adjusted to take into account such event. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or, if the common stock is not listed or admitted to trading on the Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the common stock is listed or admitted to trading or, if the common stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the common stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the common stock selected by a majority of the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the common stock is listed or admitted to trading is open for the transaction of business or, if the common stock is not listed or admitted to trading on any national securities exchange, a Business Day. If the common stock is not publicly held or so listed or traded, "Current Per Share Market Price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and which shall be binding on the Rights Agent and the holders of the Rights.

                (ii) For the purpose of any computation hereunder, the "Current Per Share Market Price" of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Per Share Market Price of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this
        Section 11(d), the "Current Per Share Market Price" of Preferred Stock shall be conclusively deemed to be an amount equal to the Current Per Share Market Price of the Common Stock multiplied by the Adjustment Number as that term is defined in Section 2 of the Amendment to the Company's Amended and Restated Articles of Incorporation designating the Preferred Stock (initially 1,000). If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "Current Per Share Market Price" of Preferred Stock shall mean the fair value per share as determined in good faith, by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the current market price of one one-thousandth of a share of Preferred Stock shall be equal to the Current Per Share Market Price of one share of Preferred Stock divided by 1,000.

            e. No adjustment in the Purchase Price or the number of shares for which a Right is exercisable shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price or the number of shares for which a Right is exercisable; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

            f. If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11 and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

            g. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price or the number of shares of Preferred Stock for which a Right is exercisable hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

            h. (i) In the event the Company shall, after the date of this Agreement and prior to the Distribution Date, (A) declare a dividend on the Common Stock payable in Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares of Common Stock, or (D) issue any shares of Common Stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, and the number of Rights to be associated with each share of Common Stock which may thereafter become outstanding prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event.

                (ii) In the event the Company shall, after the date of this Agreement and prior to the Distribution Date, fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase common stock or securities convertible into Common Stock at a price per share of Common Stock (or having a conversion price per share, if a security convertible into common Stock) less than the then Current Per Share Market Price (as defined in Section 11(d)) of the Common Stock on such record date, the number of Rights associated with each share of Common Stock then outstanding, and the number of Rights to be associated with each share of Common Stock which may thereafter become outstanding prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights associated with each share of Common Stock after such record date shall be determined by multiplying the number of Rights associated with each share of Common Stock immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights, options or warrants are not so issued, the number of Rights associated with each share of Common Stock shall be readjusted to be the number of Rights that would have been associated with each share of Common Stock if such record date had not been fixed and to the extent such rights, options or warrants are issued but not exercised prior to their expiration, the number of Rights associated with each share shall be readjusted to be the number which would have resulted from the adjustment provided for in this Section 11(h)(ii) if only the rights, options or warrants that were exercised had been issued.

                (iii) Notwithstanding the foregoing, the adjustments provided for in this Section 11(h) shall not be made if the Company exercises its election provided for in Section 11(i).

            i. The Company may elect on or after the date of any event described in clauses (A) through (D) of Section 11(h)(i) or described in Section 11(h)(ii), if such event occurs before the Distribution Date (a "Section 11(h) Event"), to adjust the Purchase Price and the number of shares of Preferred Stock purchasable upon the exercise of a Right in substitution for any adjustment under Section 11(h) in the number of Rights associated with each share of Common Stock. If such election is made, (i) the number of Rights associated with each share of Common Stock prior to the Section 1l(h) Event shall be maintained after the Section 11(h) Event, (ii) any new shares of Common Stock issued in the Section 11(h) Event shall, as provided in Section 3(a), have issued with it the number of Rights associated with each share of Common Stock outstanding, and (iii) any combination of shares of Common Stock into a smaller number of shares in the Section 11(h) Event shall result in a similar combination of the associated Rights. The Purchase Price and the number of shares of Preferred Stock purchasable upon exercise of a Right after such adjustment shall be determined by multiplying the Purchase Price and the number of shares of Preferred Stock purchasable upon exercise of a Right, respectively, in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Rights that would have been associated with each share of Common Stock after the Section 11(h) Event if the Company had not exercised its election provided for in this

Section 11(i) and the denominator of which shall be the number of Rights associated with each share of Common Stock immediately prior to the Section 11(h) Event. To the extent the number of Rights that would have been associated with each share of Common Stock if the Company had not exercised its election provided for in this Section 11(i) may be readjusted as provided in the last sentence of Section 11(h)(ii), the Purchase Price and number of shares of Preferred Stock purchasable upon exercise of a Right shall be similarly readjusted.

            j. Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandths of a share of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

            k. In any case in which this Section 11 shall require that an adjustment in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable be made effective as of a record date for a specified event, the Company may elect to defer (with prompt notice of such deferral to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandth of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price and the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            l. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, dividends on Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders or shall reduce the taxes payable by such shareholders.

            m. The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26, take (or permit any Subsidiary to take) any action, including any merger, consolidation or sale of assets if at the time such action is taken or immediately thereafter it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

        12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall promptly (A) prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (B) file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of Rights in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein, and the Rights Agent shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement of such adjustment.

        13. Consolidation, Merger or Sale or Transfer of Assets or Earning
Power.

            a. In the event that, following the Distribution Date, directly or indirectly,

                i. the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m)) and the Company shall not be the continuing or surviving Person of such consolidation or merger,

                ii. any Person shall acquire shares of Common Stock of the Company in a share exchange,

                iii. any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m)) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Stock shall be changed into or exchanged for stock or other securities, of any other Person or cash or any other property, or

                iv. the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50 percent or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person other than the Company or one or more of its wholly owned Subsidiaries in a transaction that complies with Section 11(m), then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided in Section 7(e)) shall thereafter have the right to receive, upon the exercise thereof and payment of the Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of common stock of the Principal Party (as hereinafter defined) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by dividing the then current Purchase Price by 50 percent of the Current Per Share Market Price of the common stock of the Principal Party (determined pursuant to Section 11(d)) on the date of consummation of the Section 13 Event, (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement, (C) the term "Company" shall thereafter be deemed to refer to the Principal Party, it being specifically intended that the provisions of Section 11 shall apply to the Principal Party only following the first occurrence of a Section 13 Event, and
(D) the Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock in accordance with Section 9) in connection with such consummation as may be necessary to ensure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to the common stock thereafter deliverable upon the exercise of the Rights. The provisions of
Section 11(a)(ii) shall be of no effect following the first occurrence of an event described in Section 13.

            b. The term "Principal Party" shall mean

                i. in the case of any transaction described in clause (i), (ii) or (iii) of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or for which shares of Common Stock are exchanged in such share exchange, and if no securities are so issued, the Person that is the other party to such merger, consolidation or share exchange or, if there is more than one such Person, the Person the common stock of which has the highest aggregate Current Per Share Market Price (determined pursuant to Section 11(d)); and

                ii. in the case of any transaction described in clause (iv) of
        Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the common stock of which has the highest aggregate Current Per Share Market Price (determined pursuant to Section 11(d));

provided, however, that, if the common stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act or such Person is not a corporation, then
(A) if such Person is a direct or indirect Subsidiary of one other Person which has common stock so registered, "Principal Party" shall refer to such other Person, (B) if such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has common stock so registered, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person, (C) if such Person is directly or indirectly controlled by more than one Person, and one or more of such other persons has common stock so registered, "Principal Party" shall refer to whichever of such Persons that is the issuer of common stock so registered having the highest aggregate Current Per Share Market Price (determined pursuant to Section 11(d)), and (D) if such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have common stock so registered, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders' equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

            c. The Company shall not enter into any transaction described in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. In addition, the Company shall not consummate any such transaction unless the Principal Party shall have a sufficient number of authorized shares of common stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in this Section 13 and further providing that, as soon as practicable after execution of such agreement, the Principal Party will

                i. prepare and file a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing, (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date and, as soon as practicable following the execution of such agreement, take such action as may be required to ensure that any acquisition of such shares of common stock upon the exercise of the Rights complies with any applicable state security or "blue sky" laws; and

                ii. will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

            d. In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Articles or Certificate of Incorporation or Bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of common stock of such Principal Party at less than the then Current Per Share Market Price (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, shares of common stock of such Principal Party at less than the then Current Per Share Market Price (other than to holders of Rights pursuant to this Section 13) or
(ii) providing for any special payment, tax or similar provisions in connection with the issuance of the shares of common stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

            e. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the Stock Acquisition Date, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13. The provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of a Section 13 Event.

        14. Fractional Rights and Fractional Shares.

            a. The Company shall not be required to issue fractions of Rights or to distribute Rights certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction or reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or, if the Rights are not listed or admitted to trading on the Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

            b. The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandths of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandths of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandths of a share of Preferred Stock the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

            c. Following the occurrence of a Stock Acquisition Date or Section 13 Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

            d. The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

            e. The Rights Agent shall have no duty or obligation with respect to this Section 14 or with respect to any other Section hereof regarding fractional shares unless and until the Rights Agent shall have received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Sections.

        15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

        16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

            a. prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

            b. after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

            c. subject to Sections 6 and 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the

Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and

            d. Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

        17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 23(c)), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

        18. Concerning the Rights Agent.

            a. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, administration, execution and any amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as may be finally determined by a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability. The indemnity provided herein shall survive the termination of this Agreement and the termination and the expiration of the Rights. The costs and expenses incurred by the Rights Agent in enforcing this right of indemnification shall be paid by the Company.

            b. The Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement in reliance upon any Rights Certificate or certificate for shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20.

        19. Merger or Consolidation or Change of Name of Rights Agent.

            a. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer business of the Rights Agent or any successor rights agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

            b. In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

        20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

            a. The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent for, and the Rights Agent shall incur no liability for in respect of, any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

            b. Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, omitting to take or suffering any action hereunder (including, without limitation, the identity of any Acquiring Person and the determination of the Current Per Share Market Price), such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by any one of the Chairman of the Board, Chief Executive Officer, President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken, omitted to be taken or suffered by it under the provisions of this Agreement in reliance upon such certificate.

            c. The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as may be finally determined by a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Right Agreement shall be limited to the amount of fees paid by the Company to the Rights Agent.

            d. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

            e. The Rights Agent shall not have any liability or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in this Agreement or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

            f. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

            g. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, omitted to be taken or suffered by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, omitted to be taken or suffered by the Rights Agent under this Agreement and the date on or after which such action shall be taken or suffered, or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective dates in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

            h. The Rights Agent and any shareholder, affiliate, director, officer, or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

            i. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as may be finally determined by a court of competent jurisdiction) in the selection and continued employment thereof.

            j. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

            k. If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

        21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (A) a Person organized and doing business under the laws of the United States or of any State of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (B) an affiliate or subsidiary of a Person described in clause (A) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock of the Company following the Distribution Date and prior to the Final Expiration Date, the Company (A) shall, with respect to Common Stock of the Company so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities issued by the Company prior to the Distribution Date, and
(B) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

        23. Redemption.

            a. The Board of Directors of the Company may at its option, at any time prior to the earlier of (i) a Stock Acquisition Date or (ii) the Close of Business on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable as provided in Section 11(a)(ii) until such time as the Company's right of redemption hereunder has expired.

            b. Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights (or at such later time as shall be specified, in the resolution taking such action), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights and the Rights Agent by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the shares of Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Per Share Market Price, as defined in Section 11(d), of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

            c. In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or Common Stock or to make any other distribution to the holders of its Preferred Stock or Common Stock (other than a regular quarterly cash dividend), (B) to offer to the holders of its Preferred Stock or Common Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or Common Stock or shares of stock of any class or any other securities, (C) to effect any reclassification of its Preferred Stock or Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock or Common Stock), (D) to effect any consolidation, merger or share exchange into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(m)), (E) to effect any sale or other transfer or to permit one or more of its Subsidiaries to effect any sale or other transfer, in one or more related transactions, of 50 percent or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(m)), or (F) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock or Common Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (A) or (B) above at least 20 days prior to the record date for determining holders of the Preferred Stock or Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock or Common Stock whichever shall be the earlier.

        In case a Stock Acquisition Date shall occur, the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Rights Certificate, in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

        24. Exchange.

            a. The Board of Directors of the Company may, at its option, at any time and from time to time after a Stock Acquisition Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e)) for shares of Common Stock or Common Stock Equivalents, or any combination thereof, at an exchange ratio of one share of Common Stock, or such number of Common Stock Equivalents or units representing fractions thereof as would be deemed to have the same value as one share of Common Stock, per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

            b. Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (A) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock and/or Common Stock Equivalents equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to the Rights Agent and to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock and/or Common Stock Equivalents for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of
Section 7(e)) held by each holder of Rights.

            c. In the event that the number of shares of Common Stock which are authorized by the Company's Amended and Restated Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company shall either take such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights or alternatively, at the option of a majority of the Board of Directors, with respect to each Right (i) pay cash in an amount equal to the Current

Value (as hereinafter defined), in lieu of issuing Common Stock in exchange therefor, or (ii) issue debt of equity securities or a combination thereof, having a value equal to the Current Value, in lieu of issuing Common Stock in exchange for each such Right, where the value of such securities shall be determined by a nationally recognized investment banking firm selected by majority vote of the Board of Directors, or (iii) deliver any combination of cash, property, Common Stock and/or other securities having a value equal to the Current Value in exchange for each Right. For purposes of this Section 24(c), the Current Value shall mean the product of the Current Per Share Market Price of Common Stock on the date of the occurrence of the event described above in subparagraph (a), multiplied by the number of Common Stock for which the Right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to clauses (i), (ii) or (iii) of this Section 24(c), the Board of Directors may temporarily suspend the exercisability of the Rights for a period of up to sixty
(60) days following the date on which the event described in this Section 24(a) shall have occurred, in order to seek any authorization of additional Common Stock and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended.

            d. The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of Rights with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the value of a whole share of Common Stock. For purposes of this Section 24, the value of a whole share of Common Stock shall be the closing price (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

            e. The Company may, at its option, by majority vote of the Board of Directors, at any time before any Person has become an Acquiring Person, exchange all or part of the then outstanding Rights for rights of substantially equivalent value, as determined reasonably and with good faith by the Board of Directors based upon the advice or one or more nationally recognized investment banking firms.

            f. Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection 24(e) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of rights in exchange therefor as has been determined by the Board of Directors in accordance with subsection 24(e) above. The Company shall give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall mail a notice of any such exchange to all of the holders of such Rights at their last address as they appear upon the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice. Each such notice of exchange will state the method by which the exchange of the Rights will be effected.

        25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of a complete transmission), addressed (until another address is filed in writing with the Rights Agent) as follows:

                      BIOJECT MEDICAL TECHNOLOGIES, INC.
                      Bedminster Professional Center
                      211 Somerville Road (Route 202 North)
                      Bedminster, NJ 07921
                      Attention: John Gandolfo
                      Fax No.: (908) 470-1728

                      With a copy to:

                      Stoel Rives LLP
                      900 SW Fifth Avenue, Suite 2600
                      Portland, OR 97204
                      Attention:  Todd A. Bauman
                      Fax No.: (503) 220-2480

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of a complete transmission) addressed (until another address is filed in writing with the Company) as follows:

                      American Stock Transfer & Trust Company
                      59 Maiden Lane, Plaza Level
                      New York, NY 10038
                      Attention: Wilbert Myles
                      Phone No.: (718) 921-8247

                      With a copy to:

                      Herbert Lemmer
                      Senior Vice President and General Counsel
                      59 Maiden Lane, Plaza Entrance
                      New York, NY 10038
                      Phone No.: (718) 921-8209

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

        26. Supplements and Amendments. Prior to the Distribution Date, the Company may supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock and the Rights Agent shall, if the Company so directs and at the expense of the Company and subject to the penultimate sentence of this section, execute such supplement or amendment. From and after the Distribution Date, the Company and the Rights Agent may supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interest of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any such Person); provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of or the benefits to the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26 and provided that such amendment or supplement does not change or increase the Rights Agent's duties, liabilities or obligations, the Rights Agent shall execute such supplement or amendment. Prior to Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock.

        27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

        28. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock).

        29. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and any invalid or unenforceable provision shall be modified to the extent necessary to allow for enforceability and to give effect to the original intent of the parties to the extend possible; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
Section 23(a) shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors of the Company.

        30. Determinations and Actions by the Board of Directors, Etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (B) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (A) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (B) not subject the Board of Directors of the Company to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Company's Board of Directors acted in good faith and shall be fully protected and shall incur no liability in reliance thereon.

        31. Governing Law. This Agreement and each Rights certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

        32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.



                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                         BIOJECT MEDICAL TECHNOLOGIES, INC.


                                         By:
                                              ----------------------------------
                                              Name:  John Gandolfo
                                              Title: Chief Financial Officer



                                         AMERICAN STOCK TRANSFER & TRUST COMPANY


                                         By:
                                              ----------------------------------
                                              Name:  Herbert Lemmer
                                              Title: Senior Vice President and
                                                     General Counsel

                                    EXHIBIT A

                          FORM OF AMENDMENT TO RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       BIOJECT MEDICAL TECHNOLOGIES, INC.
                                  ESTABLISHING
                            SERIES R PREFERRED STOCK

                              ARTICLE IV, Section 3

                              ARTICLES OF AMENDMENT
                                       OF
                        BIOJECT MEDICAL TECHNOLOGIES INC.

                                  ESTABLISHING
                     SERIES R PARTICIPATING PREFERRED STOCK

        Pursuant to the Oregon Business Corporation Act, these Articles of Amendment were adopted by the undersigned corporation:

        34. The name of the Corporation is Bioject Medical Technologies Inc.

        35. On June 13, 2002, the following amendment to the Amended and Restated Articles of Incorporation of the corporation was duly adopted by the Board of Directors pursuant to ORS 60.134:

            Article IV is amended to add a new Section 3, which reads as follows:

            Section 3. Additional Preferred Stock. This Section 3 sets forth the designation, preferences, limitations and relative rights of a series of Preferred Stock of the corporation as determined by the board of directors of the corporation pursuant to its authority under Oregon Revised Statutes 60.134 and Section 2 of Article IV of these Restated Articles of Incorporation.

            3.1. Designation and Amount. The shares of such series shall be designated as "Series R Participating Preferred Stock" and the number of shares constituting such series shall be 125,000.

            3.2. Dividends and Distributions

                (a) The holders of shares of Series R Participating Preferred Stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the purpose, dividends in an amount per share equal to 1,000 (the "Adjustment Number") multiplied by the aggregate per share amount of all cash dividends, and the Adjustment Number multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value, of the corporation (the "Common Stock") after the first issuance of any share or fraction of a share of Series R Participating Preferred Stock.

                (b) The corporation shall declare a dividend or distribution on the Series R Participating Preferred Stock as provided in subparagraph 3.2(a) at the same time that it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock).

                (c) Dividends shall not be cumulative. Unpaid dividends shall not bear interest. Dividends paid on the shares of Series R Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

            3.3. Voting Rights. The holders of Series R Participating Preferred Stock shall have the following voting rights:

                (a) Each share of Series R Participating Preferred Stock shall entitle the holder thereof to the number of votes equal to the Adjustment Number then in effect on all matters submitted to a vote of the shareholders of the corporation.

                (b) Except as otherwise provided herein or by law, the holders of Series R Participating Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

           3.4. Certain Restrictions

                (a) Whenever dividends or distributions payable on the Series R Participating Preferred Stock as provided in Section 3.2 have not been declared or paid for any fiscal year, until all such dividends and distributions for such fiscal year on Series R Participating Preferred Stock outstanding shall have been declared and paid in full, the corporation shall not in such fiscal year

                    (i) declare or pay dividends on or make any other distributions on any shares of stock ranking junior or on a parity (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Participating Preferred Stock except dividends paid ratably on the Series R Participating Preferred Stock and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled and dividends or distributions payable in Common Stock;

                    (ii) purchase or otherwise acquire for consideration any shares of Series R Participating Preferred Stock or any shares of stock ranking on a parity with the Series R Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subparagraph 3.4(a), purchase or otherwise acquire such shares at such time and in such manner.

            3.5 Restriction on Issuance of Stock; Reacquired Stock. The corporation shall not issue any shares of Series R Participating Preferred Stock except upon exercise of rights (the "Rights") issued pursuant to the Rights Agreement dated as of July 1, 2002, between the corporation and American Stock Transfer & Trust Company (the "Rights Agreement"), a copy of which is on file with the secretary of the corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request. Any shares of Series R Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever may be restored to the status of authorized but unissued shares after the acquisition thereof. All such shares shall upon any such restoration become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by the board of directors, subject to the conditions and restrictions on issuance set forth herein.

            3.6 Liquidation, Dissolution or Winding Up

                (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Participating Preferred Stock unless, prior thereto, the holders of shares of Series R Participating Preferred Stock shall have received the Adjustment Number multiplied by the per share amount to be distributed to holders of Common Stock, plus an amount equal to declared and unpaid dividends and distributions thereon to the date of such payment (the "Series R Liquidation Preference"). Following the payment of the full amount of the Series R Liquidation Preference, no additional distributions shall be made to the holders of shares of Series R Participating Preferred Stock.

                (b) In the event that there are not sufficient assets available to permit payment in full of the Series R Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank senior to or on a parity with the Series R Participating Preferred Stock, then assets shall be distributed first to holders of any series of Preferred Stock ranking senior to the Series R Participating Preferred Stock to the extent of their liquidation preferences and such remaining assets shall be distributed ratably to the holders of Series R Participating Preferred Stock and such parity shares in proportion to their respective liquidation preferences.

            3.7 Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series R Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

            3.8 Anti-Dilution, Adjustments to Adjustment Number. In the event the corporation shall at any time after July 19, 2002 (the "Rights Declaration Date") (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding shares of Common Stock, or (c) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the Adjustment Number for all purpose of this Section 3 of Article IV shall be adjusted by multiplying the Adjustment Number then in effect by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the corporation shall at any time after the Rights Declaration Date, fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the then Current Per Share Market Price (as defined in Section 11(d) of the Rights Agreement) of the Common Stock on such record date, then in each such case the Adjustment Number for all purposes of this
        Section 3 of Article IV shall be adjusted by multiplying the Adjustment Number then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price (as defined in Section 11(d) of the Rights Agreement). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors. Shares of Common Stock owned by or held for the account of the corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights, options or warrants are not so issued, the Adjustment Number shall be readjusted as if such record date had not been fixed; and to the extent such rights, options or warrants are issued but not exercised prior to their expiration, the Adjustment Number shall be readjusted to be the number which would have resulted from the adjustment provided for in this paragraph 3.8 if only the rights, options or warrants that were exercised had been issued.

            3.9 No Redemption. Shares of the Series R Participating Preferred Stock shall not be redeemable at the option of the corporation or any holder thereof. Notwithstanding the foregoing sentence, the corporation may acquire Series R Participating Preferred Stock in any other manner permitted by law.

            3.10 Amendment. Subsequent to the Distribution Date (as defined in the Rights Agreement) these articles of incorporation shall not be further amended in any manner which would materially alter or change the preferences, limitations and relative rights of the Series R Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series R Participating Preferred Stock, voting separately as a class.

            3.11 Fractional Shares. Shares of Series R Participating Preferred Stock may be issued in fractions of a share in integral multiples of one one-thousandth of a share, which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series R Participating Preferred Stock.

            Dated: July 1, 2002

                                            BIOJECT MEDICAL TECHNOLOGIES INC.

                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT B

                          [Form of Rights Certificate]

Certificate No. R-                                               ________ Rights

               NOT EXERCISABLE AFTER JULY 1, 2012 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR RESPECTIVE AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.(1)]

                               Rights Certificate

                             ----------------------

        This certifies that _______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of July 1, 2002 (the "Rights Agreement") between BIOJECT MEDICAL TECHNOLOGIES, INC., an Oregon corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time prior to 5 p.m., State of New York time, on July 1, 2012 (the "Final Expiration Date") at the office or offices of the Rights Agent designated for such purpose, one one-thousandth of a fully paid and nonassessable share of Series R Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $50.00 (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price may be paid in cash or by certified check or cashier's check payable to the order of the Company. The number of Rights evidenced by this Rights Certificate, the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof, and the Purchase Price per Right set forth, above are the number of Rights, the number of one one-thousandths of a share and the Purchase Price as of July 1, 2002, based on the Preferred Stock and Common Stock as constituted at such date.

        Upon the occurrence of a Stock Acquisition Date (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or any Affiliate or Associate of such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) any other person if such Rights formerly were beneficially



--------------------
        (1) The portion of the legend in brackets shall be inserted only if applicable and shall replaced the preceding sentence.

owned by such Acquiring Person (or by an Associate or Affiliate thereof) at a time after such Acquiring Person became an Acquiring Person, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of Rights from such Acquiring Person (or from any Associate or Affiliate thereof) who became a transferee prior to or concurrently with such Acquiring Person becoming an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such an event.

        As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities or property which may be obtained upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including a Stock Acquisition Date or a Section 13 Event (as such terms are defined in the Rights Agreement).

        This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the Rights and the limitations on the rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

        This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights certificate or Rights certificates for the number of whole Rights not exercised.

        Subject to the provisions of the Rights Agreement, the Rights evidenced by this certificate may be redeemed by the Company at its option at a redemption prices of $.001 per Right at any time prior to the earlier of (i) the Stock Acquisition Date or (ii) the Close of Business on the Final Expiration Date.

        No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company be evidenced by depository receipts), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

        No holder of this Rights Certificate, as such, shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

        This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

        WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ________________, 20____.

ATTEST:                                       BIOJECT MEDICAL TECHNOLOGIES, INC.


-------------------------------------         ----------------------------------
Secretary                                       Title:
                                                       -------------------------

Countersigned:

By
    ---------------------------------
    Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

        FOR VALUE RECEIVED _____________________________ hereby sells, assigns, and transfers unto _____________________________________________________________
                        (Please print name and address of transferee)

________________________________________________________________________________

this Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated ___________, 20____.


                                                ________________________________
                                                Signature

Signature Guaranteed:

                                   CERTIFICATE

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) this Rights Certificate [ ] is [ ] is not being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it
[ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated ___________, 20____.                      ________________________________
                                                Signature

Signature Guaranteed:

                                     NOTICE

        The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

TO: ____________________


        The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________


Please insert social security or other identifying number: _____________________

        If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

________________________________________________________________________________
                               (Please print name and address)

________________________________________________________________________________


Please insert social security or other identifying number: _____________________

Dated ___________, 20____.                   ___________________________________
                                             Signature

Signature Guaranteed:

                                   CERTIFICATE

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it
[ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated ___________, 20____.                   ___________________________________
                                             Signature

Signature Guaranteed:

                                    EXHIBIT C

                          SUMMARY OF RIGHTS TO PURCHASE

                                 PREFERRED STOCK

        On July 2, 2002, the Board of Directors of Bioject Medical Technologies Inc. (the "Company") announced that it has declared a dividend of one Right for each outstanding share of Common Stock of the Company to shareholders of record at the close of business on July 19, 2002. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series R Participating Preferred Stock (the "Preferred Stock") at a Purchase Price of $50.00, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between the Company and American Stock Transfer & Trust Company (the "Rights Agent"), dated as of July 1, 2002 (the "Rights Agreement").

        Initially, the Rights will be attached to the certificates representing outstanding Common Stock, and no separate certificates representing the Rights ("Rights Certificates") will be distributed. A "Distribution Date" will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire from shareholders, beneficial ownership of 15 percent or more of the outstanding Common Stock or (ii) ten days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15 percent or more of such outstanding Common Stock, as such periods may be extended pursuant to the Rights Agreement.

        Until the Distribution Date, (i) the Rights will be evidenced by and transferred with the Common Stock certificates, (ii) after July 19, 2002, new Common Stock certificates will incorporate the Rights Agreement by reference in a legend and (iii) the transfer of a Common Stock certificate will also constitute a transfer of the Rights associated with the Common Stock.

        A holder cannot exercise Rights until the Distribution Date. Rights expire on the close of business on July 1, 2012, unless the Company has redeemed them in the manner described below.

        If and when the Distribution Date occurs, the Rights will separate from the Common Stock and the Company will promptly mail Rights Certificates to holders of record of the Common Stock as of the close of business on the Distribution Date. Thereafter, Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only Common Stock issued before the moment the Rights become exercisable or issued upon exercise or conversion of rights, warrants, options or convertible securities issued before the time the Rights become exercisable will be issued with Rights.

        If a person becomes an "Acquiring Person" under the Rights Agreement, each holder of a Right thereafter has the right to receive, upon exercise, in lieu of Preferred Stock, Common Stock of the Company (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. If any person becomes an Acquiring Person all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will become null and void.

        For example, at an exercise price of $50.00 per Right, each Right not owned by the Acquiring Person (or by certain related parties or transferees) following the events described above would entitle its holder to purchase $100.00 worth of Common Stock (or other consideration as described above) for $50.00. Assuming that the Common Stock had a per share value of $25.00 at that time, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $50.00.

        If, at any time after the Distribution Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company does not survive or in which the Common Stock is exchanged for stock or other securities or property, or (ii) 50 percent or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights voided as set forth above) shall thereafter have the right to exercise the Right for common stock of the Acquiring Person having a value equal to two times the exercise price of the Right.

        The Purchase Price, as defined in the Rights Agreement, payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock or the Common Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, (iii) if holders of Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iv) upon the distribution to holders of Preferred Stock or Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

        With certain exceptions, no adjustment in the Purchase Price or the number of shares of Preferred Stock issuable upon exercise of a Right will be required until cumulative adjustments would require an increase or decrease of at least one percent. The Company will not issue fractional shares of Preferred Stock (except fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date before the date of exercise.

        Before a person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in the future. If a person or group proposes or publicly announces an intention to propose a transaction that, if consummated, would cause that person to become an Acquiring Person, or cause the Company to be acquired in a merger or other business combination (a "Proposed Acquiror"), the board of directors may redeem the Rights. If the board redeems the Rights, the Rights terminate and the holders of Rights are only entitled to receive the redemption price of $.001 per Right.

        If and when a person becomes an Acquiring Person, the Company's board may exchange the Rights (except for voided Rights), in whole or in part, at an exchange ratio of one share of

Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

        Until a Right is exercised, the holder of a Right has no rights as a shareholder of the Company, including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon particular circumstances, recognize taxable income if Rights become exercisable for Common Stock or other consideration of the Company or for common stock of the acquiring company.

        The Preferred Stock will be non-redeemable and may rank lower in priority than other classes or series of the Company's preferred stock with respect to dividend preference and the distribution of assets. Each share of Preferred Stock will be entitled to an aggregate of 1,000 times the cash and non-cash (payable in kind) dividends and distributions (other than dividends and distributions payable in Common Stock) declared on the Company's Common Stock. In the event of liquidation, the holders of Preferred Stock will be entitled to receive a liquidation payment in an amount equal to 1,000 times the payment made per share of Common Stock, plus an amount equal to declared and unpaid dividends and distributions thereon. If a merger, consolidation or other transaction in which Common Stock is exchanged occurs, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. Antidilution provisions protect the dividend and liquidation rights of the Preferred Stock. Each share of Preferred Stock will be entitled to 1,000 votes (subject to certain adjustments) on all matters submitted to the shareholders.

        The Company has filed a copy of the Rights Agreement with the Securities and Exchange Commission as an exhibit to its Current Report on Form 8-K dated July 2, 2002. You may obtain a copy of the Rights Agreement free of charge from the Rights Agent. This summary of the characteristics of the Rights is not complete and is qualified by reference to the Rights Agreement, which is incorporated herein by reference.